UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/02/2005

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 240, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)        On November 2, 2005, the Board of Directors of Huttig Building Products, Inc. (the "Company") appointed Jon P. Vrabely as the Company's Vice President - Chief Operating Officer, a newly-created position. Mr. Vrabely is 40 years old and has been employed by the Company for over five years. He served as the Company's Vice President of Operations from December 2004 to November 2005 and as Vice President of Product Management from September 2003 to December 2004. Mr. Vrabely also served as Vice President of the Company's Builder Resource operations from October 2002 until those operations were divested in February 2005. Mr. Vrabely served as Director and Senior General Manager of the Builder Resource operations from January 2001 to October 2002, and as General Manager of the Company's Auburn, Washington facility from July 1999 to December 2000. A copy of the press release announcing the appointment of Mr. Vrabely is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits

          99.1   Press release dated November 8, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: November 08, 2005	By:	/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer & Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated November 8, 2005.